UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In accordance with the New York & Company, Inc. (the “Company”) notice and proxy statement dated May 5, 2015, the Company held its Annual Meeting of Stockholders on June 18, 2015 (the “meeting”). Holders of 59,729,455 shares of the Company’s common stock were present in person or by proxy, representing approximately 93.0% of the Company’s 64,191,812 shares outstanding on the record date of April 24, 2015. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

Proposal 1 — Election of directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Bodil M. Arlander	54,706,158	879,092	4,144,205
David H. Edwab	52,347,735	3,237,515	4,144,205
James O. Egan	54,814,938	770,312	4,144,205
Lori H. Greeley	54,672,280	912,970	4,144,205
John D. Howard	52,064,691	3,520,559	4,144,205
Grace Nichols	52,479,848	3,105,402	4,144,205
Michelle Pearlman	54,419,133	1,166,117	4,144,205
Richard L. Perkal	54,395,570	1,189,680	4,144,205
Arthur E. Reiner	54,731,281	853,969	4,144,205
Gregory J. Scott	54,668,585	916,665	4,144,205

Proposal 2 — To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,223,423	371,283	134,749	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: June 19, 2015	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer